EXHIBIT 99.1


DHB INDUSTRIES INC.

                          NEWS FROM DHB INDUSTRIES INC
                  2102 SW 2nd Street * Pompano Beach, FL 33069
                   Tel: 954-630-0900 * www.dhbindustries.com


                          COMPANY CONTACT: Larry Ellis, President/CAO/Acting CEO
                                           954-630-0900
                                           lellis@dhbt.com

FOR IMMEDIATE RELEASE



             DHB INDUSTRIES, INC. PLACES CEO ON ADMINISTRATIVE LEAVE

 GENERAL (RET.) LARRY ELLIS, DHB'S PRESIDENT WILL ASSUME THE ROLE OF ACTING CEO AND SENATOR WILLIAM CAMPBELL WILL SERVE AS CHAIRMAN OF THE BOARD OF DIRECTORS

   COMPANY'S SECURITIES LISTED ON THE OTC PINK SHEETS, EFFECTIVE JULY 6, 2006


         POMPANO BEACH, FLORIDA, JULY 10, 2006 - DHB Industries, Inc. (OTC Pink
Sheets: DHBT.PK), a leader in the field of protective body armor, announced today that its Board of Directors has placed David Brooks, the Company's Chairman and Chief Executive Officer, on paid administrative leave for an indefinite period of time and pending the outcome of federal, state and internal investigations. Mr. Brooks will have no authority to act except as the Board may determine by future resolution.

         The Company also announced that General (Ret.) Larry Ellis, DHB's President will assume the role of acting Chief Executive Officer and Senator William Campbell, who was previously elected to the Board of Directors on May 9, 2006, will serve as Chairman of the Board.

         General (Ret.) Larry Ellis was elected to the Company's Board of Directors in December 2004 and was later named President of the Company on May 3, 2005. Mr. Ellis, a U.S. Army 4-Star General (Ret.), was appointed to the grade of General Officer by the Commander in Chief in November 2001 and completed his distinguished military career as Commanding General, United States Army Forces Command, Atlanta, GA, where he retired in July 2004, after a distinguished 35 year career. Senator Campbell has served in the California legislature for 22 years, including 14 years as a state senator. During his senate career, he held a number of distinguished positions, including Chairman of the Joint Legislative Budget Committee, Minority Floor Leader, and was a member of the Senate Rules Committee.

         As previously announced on June 30, 2006 in its Form 8-K filing with the Securities and Exchange Commission, DHB Industries, Inc. received a notice from the American Stock Exchange on June 26, 2006, the national securities exchange that maintained the principal listing for the Company's common stock, that it would strike the common stock of the Company from listing and registration on the Amex. On July 6, 2006, the common stock of DHB Industries, Inc. began trading on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, under the symbol, "DHBT.PK", as of market open.

         The Company does not intend to appeal the Amex staff's determination and can give no assurance that trading in its stock will continue on the Pink Sheets or in any other forum. However, it has contracted the services of AlixPartners to assist it in completing its financial statements and is working to fulfill its obligations to regain compliance on other matters, as filed with the SEC, and may seek relisting on the Amex or another exchange when these processes are complete.


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         Commenting on today's announcement, General (Ret.) Larry Ellis,
President, CAO and acting CEO, stated, "All of us at DHB are working diligently to address the issues at hand and restore confidence in our company and its leadership. I fully believe in the quality of our products and our importance to the United States Armed Forces and law enforcement personnel who wear our protective body armor each and every day. That is why I have agreed to take on the role as acting CEO. Collaboratively, with the support of the talented and committed leaders of our organization, it is our goal to restore shareholder value over the long-term."

ABOUT DHB INDUSTRIES, INC.

DHB Industries, Inc.'s Armor Group is in the protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (www.pointblankarmor.com) and Protective Apparel Corporation of America (PACA) (www.pacabodyarmor.com), are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains as well as through private label distributors.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries Inc., visit the website at (www.dhbindustries.com).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) EXPECTATIONS AS TO THE TIMING OF THE FILING OF THE REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006, (2) ANY LISTING REQUIREMENTS WHICH MAY BE PRESCRIBED OR ANY DETERMINATION WHICH MAY BE MADE BY THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF THE CLASS ACTION AND OTHER LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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